EXHIBIT 32.0

CERTIFICATION

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Heritage Financial Group (the "Company") that the Quarterly Report of the Company on Form 10-QSB for the period ended June 30, 2004 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and results of operations of the Company for such period.

Date:	August 15, 2005	By:	/s/ O. Leonard Dorminey O. Leonard Dorminey President and Chief Executive Officer

Date:	August 15, 2005	By:	/s/ Tammy W. Burdette Tammy W. Burdette Executive Vice-President and Chief Financial Officer